Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS STRONG PERFORMANCE FOR THE FOURTH QUARTER AND FULL YEAR 2010

BETHESDA, MD; February 15, 2011 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the fourth quarter and full year ended December 31, 2010.

HIGHLIGHTS

•	Comparable hotel RevPAR increased 6.2% for the quarter and 5.8% for full year 2010.

•

The Company recently entered into an agreement to acquire the 1,625-room Manchester Grand Hyatt San Diego Hotel for $570 million and, subsequent to year end, the Company entered into an agreement to acquire the 775-room New York Helmsley Hotel for $313.5 million.

FOURTH QUARTER AND FULL YEAR RESULTS

•

Hotel revenues for our owned hotels increased $116 million, or 9%, for the quarter and $201 million, or 5%, for full year 2010. Total revenue increased $168 million, or 13%, for the fourth quarter and $293 million, or 7%, for full year 2010. Approximately 31% of the total revenue increase for the quarter and full year was due to the inclusion of property-level revenues for 71 leased, select-service hotels for which the Company previously recorded rental income due to the termination of two subleases in July 2010. See the notes to the consolidated statements of operations for further information.

•

Net loss was $6 million, or $.01 per diluted share, for the quarter compared to a net loss of $72 million, or $.12 per diluted share, for the fourth quarter of 2009. For full year 2010, the net loss was $132 million, or $.21 per diluted share, compared to a net loss of $258 million, or $.45 per diluted share, for full year 2009.

The Company’s operating results include transactions such as gains or losses on debt extinguishments, impairment charges, litigation costs, gains on dispositions and acquisition costs that can significantly affect earnings, FFO per diluted share and Adjusted EBITDA. The net effect of these items was a decrease to earnings per diluted share of $.02 and $.06 for the quarter and full year 2010, respectively, and a decrease of $.07 and $.23 in earnings per diluted share for the quarter and full year 2009, respectively.

•

FFO increased 57% to $177 million, or $.26 per diluted share, for the quarter. The net effect of the transactions noted above decreased FFO per diluted share by $.02 and $.06 for the fourth quarter of 2010 and 2009, respectively. For full year 2010, FFO increased 48% to $452 million, and FFO per diluted share increased 33% to $.68 per diluted share. The net effect of the above transactions decreased FFO per diluted share by $.06 and $.28 for full year 2010 and 2009, respectively.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items increased 25% to $286 million for the quarter and 3% to $824 million for full year 2010. Costs associated with successful acquisitions, which are now required to be expensed, decreased Adjusted EBITDA by $6 million and $10 million for the quarter and full year 2010, respectively. For 2009, litigation costs decreased Adjusted EBITDA by $41 million for both the quarter and full year.

For further detail of the transactions affecting net income, earnings per diluted share and FFO per diluted share, refer to the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share.” Adjusted EBITDA, FFO, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR increased 6.2% in the fourth quarter as a result of the improvement in average room rate of 2.8% combined with an increase in occupancy of 2.2 percentage points. For full year 2010, comparable hotel RevPAR increased 5.8%, primarily as a result of the improvement in occupancy of 3.8 percentage points, along with an increase in average room rate of 0.1%. Comparable hotel adjusted operating profit margins for the quarter increased 110 basis points. For full year 2010, comparable hotel operating profit margins increased 20 basis points.

ACQUISITIONS

Subsequent to year end, the Company entered into an agreement to acquire the 775-room New York Helmsley Hotel in March 2011 for $313.5 million. The hotel is located in the heart of midtown Manhattan, and benefits from its oversized guest rooms and close proximity to Grand Central Station, the United Nations Headquarters, the Midtown Tunnel and the Chrysler Building. After our acquisition, the property will be operated by Starwood and, upon the completion of renovations to rooms and meeting spaces, will be converted to the Westin brand in 2012.

The Company also entered into an agreement to acquire the entity that owns the 1,625-room Manchester Grand Hyatt San Diego Hotel, and certain related rights, for $570 million. The hotel has a premier waterfront location adjacent to the city’s Convention Center, central business district, three miles from the San Diego International Airport and within walking distance of Seaport Village, the Gaslamp Quarter and

Petco Park. The hotel has approximately 125,000 net square feet of meeting space, including a 34,000 square foot finished exhibit hall, additional ballrooms of 30,000 and 25,000 net square feet, a junior ballroom of 10,000 net square feet, and 41 breakout rooms. The hotel also has a 10,000 square foot spa and six food and beverage outlets. The transaction will be comprised of a combination of cash, including the repayment of existing loans, and the issuance by the Company of common and preferred operating partnership units. The transaction is expected to close in March 2011, and is subject to various closing conditions, including approval by the San Diego Unified Port District.

The Company also expects to complete the acquisition of a portfolio of seven midscale and upscale hotels in New Zealand in February 2011 for approximately $145 million, including $80 million of mortgage debt. The properties are located in cities that represent New Zealand’s main commercial, political and tourist centers: Auckland, Queenstown, Christchurch and Wellington. The hotels will be operated by Accor under the ibis and Novotel brands.

REPOSITIONING AND RETURN ON INVESTMENT EXPENDITURES

During 2010, the Company completed $114 million of repositioning and return on investment (ROI) expenditures. These projects are designed to improve operating performance, as well as to take advantage of changing market conditions and favorable locations of the Company’s properties to enhance customer experience and profitability. For 2010, repositioning and ROI expenditures included the following projects:

•

San Diego Marriott Hotel & Marina – an extensive, multi-year project to reposition and renovate the hotel including all 1,360 guest rooms, the pool and fitness center, as well as the expansion and development of new meeting space and an exhibit hall;

•	Westin Kierland Resort & Spa – the development of a new 21,500 square foot ballroom and 4,500 square foot outdoor venue space; and

•

Miami Marriott Biscayne Bay – the renovation of the lobby and development of a three-meal restaurant, as well as the conversion of underutilized restaurant space into 3,900 square feet of meeting space.

RENEWAL AND REPLACEMENT EXPENDITURES

The Company also invested approximately $195 million in 2010 in renewal and replacement expenditures designed to ensure that the high-quality standards of both the Company and its operators are maintained. Major renovation projects that were underway during the fourth quarter include: 450 rooms at the Fairmont Kea Lani, 98,700 square feet of meeting space at the Sheraton Boston, 87,500 square feet of meeting space at the Philadelphia Marriott Downtown, 1,001 rooms at the San Antonio Marriott Rivercenter and 36,000 square feet of meeting space at the Hyatt Regency Washington on Capitol Hill.

BALANCE SHEET

During the fourth quarter, the Company continued to execute on its strategic goal of strengthening its balance sheet by reducing leverage and balancing debt maturities through the following transactions:

•	Issuance of $500 million of 6% Series U senior notes maturing in 2020 and using a portion of the proceeds to redeem $250 million of 7 1/8% Series K senior notes due 2013;

•

Issuance of 15.1 million shares of common stock at an average price of $16.52 for net proceeds of approximately $247.5 million. These sales were made in “at-the-market” offerings pursuant to a Sales Agency Financing Agreement with BNY Mellon Capital Markets, LLC. There is approximately $100 million of capacity remaining under the agreement;

•	Defeasance of the $115 million mortgage loan assumed in conjunction with the acquisition of the W Union Square, New York;

•	Repayment of the $71 million mortgage loan on the JW Marriott, Desert Springs; and,

•

Extension of the mortgage on the Orlando World Center Marriott by two years to July 1, 2013. In conjunction with the extension, the Company fixed the interest rate on the loan at 4.75% and repaid $54 million of the $300 million in principal.

As of December 31, 2010, the Company had over $1.1 billion of cash and cash equivalents and $542 million of available capacity under its credit facility.

DIVIDEND

On January 18, 2011, the Company paid a fourth quarter dividend of $0.01 per share on its common stock. The Company’s policy on common dividends is generally to distribute, over time, 100% of its taxable income. Based on the current guidance for 2011, the Company intends to declare, subject to approval by the Company’s board of directors, a quarterly dividend of $0.02 per share in the first quarter, and expects to declare an aggregate dividend in 2011 of between $0.10 and $0.15 per share.

EXPECTED ACQUISITIONS, INVESTMENTS AND OPERATING PERFORMANCE FOR 2011

The discussion below assumes the Company will complete the acquisitions of the New York Helmsley Hotel, the Manchester Grand Hyatt San Diego and the New Zealand portfolio of seven hotels. While the Company is actively pursuing several other transactions, no further acquisitions or dispositions are assumed for 2011.

The Company expects that its investment in ROI and repositioning expenditures for 2011 will total approximately $290 million to $310 million, including $190 million of projects at the following properties:

•	Sheraton New York Hotel & Towers – the complete renovation of all 1,756 rooms, as well as major mechanical upgrades to the heating and cooling system;

•	Atlanta Marriott Perimeter Center – complete repositioning of the hotel including rooms renovation, lobby enhancements, mechanical systems upgrades, parking garage and exterior enhancements;

•	Chicago Marriott O’Hare – complete repositioning of the hotel including rooms renovation, new meeting space and the creation of a new great room, food and beverage platform and lobby;

•	San Diego Marriott Hotel & Marina – continuation of the extensive renovation and repositioning project begun in 2010; and,

•	Sheraton Indianapolis – renovation of rooms, lobby, fitness center, bar and restaurant, as well as the conversion of an existing tower into 129 managed apartments.

The Company anticipates its operating performance for 2011 will be within the following ranges:

•	Comparable hotel RevPAR will increase 6% to 8%;

•	Operating profit margins under GAAP will increase approximately 220 basis points to 280 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 100 basis points to 140 basis points.

OUTLOOK 2011

Based upon the estimates and expectations noted above, the Company’s full year 2011 guidance is as follows:

•	earnings per diluted share should be approximately $.02 to $.07;

•	net income should be approximately $19 million to $54 million;

•	FFO per diluted share should be approximately $.87 to $.92 (including the effect of a reduction of $.01 due to debt extinguishment costs and pursuit costs for completed acquisitions); and

•	Adjusted EBITDA should be approximately $1,000 million to $1,035 million.

See the 2011 Forecast Schedules and Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results. Effective January 1, 2011, the Company has modified its definition of Adjusted EBITDA to exclude pursuit costs for completed acquisitions as these costs are now required to be expensed. Prior to 2009, such costs were capitalized and depreciated over the life of the acquisitions. See the Notes to Financial Information for more information on this change.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 104 properties in the United States and nine international properties totaling approximately 62,000 rooms, and also holds a non-controlling interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four

Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The completion of the acquisition of the New York Helmsley Hotel, the Manchester Grand Hyatt San Diego and the New Zealand portfolio are subject to numerous closing conditions and there can be no assurances that the transactions will be completed. These closing conditions include, but are not limited to: the accuracy of the representations and warranties and compliance with covenants, the absence of material events or conditions, other customary closing condition and, for the Manchester Grand Hyatt, approval by the San Diego Unified Port District. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 15, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (Host LP), of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 1.6% of the partnership interests in Host LP held by outside partners as of December 31, 2010, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	December 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Property and equipment, net	$10,514	$10,231
Assets held for sale	—	8
Due from managers	45	29
Investments in affiliates	148	153
Deferred financing costs, net	44	49
Furniture, fixtures and equipment replacement fund	152	124
Other	354	266
Restricted cash	41	53
Cash and cash equivalents	1,113	1,642

Total assets	$12,411	$12,555

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $1,156 million and $1,123 million, respectively, net of discount, of Exchangeable Senior Debentures (b)	$4,249	$4,534
Credit facility	58	—
Mortgage debt	1,025	1,217
Other	145	86

Total debt	5,477	5,837
Accounts payable and accrued expenses	208	174
Other	203	194

Total liabilities	5,888	6,205

Non-controlling interests—Host Hotels & Resorts, L.P.	191	139

Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $0 and $100 million, respectively) 50 million shares authorized; 0 and 4 million shares issued and outstanding, respectively shares issued and outstanding, respectively	—	97
Common stock, par value $.01, 1,050 million shares authorized; 675.6 million shares and 646.3 million shares issued and outstanding, respectively	7	6
Additional paid-in capital	7,236	6,875
Accumulated other comprehensive income	25	12
Deficit	(965)	(801)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,303	6,189
Non-controlling interests—other consolidated partnerships	29	22

Total equity	6,332	6,211

Total liabilities, non-controlling interests and equity	$12,411	$12,555

(a)	Our consolidated balance sheet as of December 31, 2010 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	The principal balance of the exchangeable senior debentures is $1,251 million at December 31, 2010.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Revenues
Rooms	$883	$795	$2,668	$2,490
Food and beverage	444	414	1,293	1,236
Other	85	87	277	311

Total hotel revenues for owned hotels	1,412	1,296	4,238	4,037
Other revenues (b)	82	30	199	107

Total revenues	1,494	1,326	4,437	4,144

Expenses
Rooms	239	218	736	683
Food and beverage	326	309	967	935
Other departmental and support expenses	376	348	1,154	1,102
Management fees	60	53	171	158
Other property-level expenses (b)	182	116	489	386
Depreciation and amortization (c)	183	185	592	615
Corporate and other expenses	40	64	108	116
Gain on insurance settlement	(3)	—	(3)	—

Total operating costs and expenses	1,403	1,293	4,214	3,995

Operating profit	91	33	223	149
Interest income	5	1	8	7
Interest expense (d)	(116)	(115)	(384)	(379)
Net gains on property transactions and other	1	1	1	14
Gain (loss) on foreign currency transactions and derivatives	—	—	(6)	5
Equity in earnings (losses) of affiliates	5	5	(1)	(32)

Loss before income taxes	(14)	(75)	(159)	(236)
Benefit for income taxes	10	10	31	39

Loss from continuing operations	(4)	(65)	(128)	(197)
Loss from discontinued operations	(2)	(7)	(4)	(61)

Net loss	(6)	(72)	(132)	(258)
Less: Net loss attributable to non-controlling interests	—	1	2	6

Net loss attributable to Host Hotels & Resorts, Inc.	(6)	(71)	(130)	(252)
Less: Dividends on preferred stock	—	(2)	(4)	(9)
Issuance costs of redeemed preferred stock	—	—	(4)	—

Net loss available to common stockholders	$(6)	$(73)	$(138)	$(261)

Basic and diluted loss per common share:
Continuing operations	$(.01)	$(.11)	$(.20)	$(.34)
Discontinued operations	—	(.01)	(.01)	(.11)

Basic and diluted loss per common share	$(.01)	$(.12)	$(.21)	$(.45)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	As a result of the terminated subleases for the 71 hotels leased from Hospitality Properties Trust (HPT), we recorded $74 million of revenues and $87 million of expenses during the fourth quarter. For full year 2010, we recorded $167 million of revenues and $180 million of expenses. By comparison, in 2009, we only recorded rental income and expense for the hotels. We recorded $25 million of rental income and $25 million of rental expense in the fourth quarter 2009 and $79 million of rental income and $80 million of rental expense for the full year.
(c)	For full year 2009, we recorded non-cash impairment charges totaling $131 million based on the difference between the discounted cash flows and the carrying amount. Of these impairment charges, $20 million has been included in depreciation expense, $77 million has been included discontinued operations and $34 million is included in equity in earnings (losses) of affiliates.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

(d)	Interest expense includes the following items:

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Non-cash interest for exchangeable debentures	$9	$8	$32	$27
Loss (gain) on debt extinguishments	6	(1)	21	(9)

Total	$15	$7	$53	$18

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Net loss	$(6)	$(72)	$(132)	$(258)
Net loss attributable to non-controlling interests	—	1	2	6
Dividends on preferred stock	—	(2)	(4)	(9)
Issuance costs of redeemed preferred stock (a)	—	—	(4)	—

Loss available to common stockholders	(6)	(73)	(138)	(261)
Assuming deduction of gain recognized for the repurchase of the 2004 Debentures (b)	—	—	—	(2)

Diluted loss available to common stockholders	$(6)	$(73)	$(138)	$(263)

Basic weighted average shares outstanding	666.1	626.5	656.1	586.3
Diluted weighted average shares outstanding (c)	666.1	626.5	656.1	587.2

Basic and diluted loss per share (d)(e)	$(.01)	$(.12)	$(.21)	$(.45)

(a)	Represents the original issuance costs associated with the Class E preferred stock, which were redeemed during the second quarter of 2010.
(b)

During 2009, we repurchased $75 million face amount of our 3 1/4% Exchangeable Senior Debentures (“the 2004 Debentures”) with a carrying value of $72 million for $69 million. The associated adjustments to dilutive earnings per common share include the $3 million gain on repurchase, net of interest expense on the repurchased debentures.

(c)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(d)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities.
(e)	See notes to the “Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share for which no adjustments were made.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of December 31, 2010		Quarter ended December 31, 2010			Quarter ended December 31, 2009
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	26	14,581	$162.91	68.8%	$112.08	$159.44	64.9%	$103.48	8.3%
Mid-Atlantic	10	8,328	263.35	80.1	211.01	250.48	81.7	204.60	3.1
North Central	13	5,897	141.94	62.9	89.22	134.89	62.5	84.32	5.8
South Central	9	5,687	142.54	63.8	90.93	142.10	61.6	87.59	3.8
Florida	9	5,677	162.47	62.0	100.71	166.62	58.3	97.18	3.6
DC Metro	12	5,416	199.44	69.9	139.39	189.80	69.6	132.06	5.6
Atlanta	8	4,253	158.34	63.6	100.74	150.86	54.5	82.26	22.5
New England	7	3,924	178.36	67.6	120.49	171.10	68.9	117.81	2.3
Mountain	7	2,889	150.63	60.2	90.68	148.35	58.9	87.41	3.7
International	7	2,473	165.09	66.8	110.34	153.03	62.9	96.30	14.6

All Regions	108	59,125	179.56	67.8	121.78	174.63	65.7	114.68	6.2

	As of December 31, 2010		Year ended December 31, 2010			Year ended December 31, 2009
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	26	14,581	$161.38	71.6%	$115.55	$166.08	67.1%	$111.38	3.7%
Mid-Atlantic	10	8,328	225.63	79.9	180.38	219.22	76.4	167.47	7.7
North Central	13	5,897	133.87	63.9	85.52	130.80	61.8	80.85	5.8
South Central	9	5,687	142.83	67.1	95.80	143.88	63.8	91.83	4.3
Florida	9	5,677	178.23	68.7	122.37	182.88	62.9	115.04	6.4
DC Metro	12	5,416	191.55	74.0	141.83	190.52	73.6	140.13	1.2
Atlanta	8	4,253	152.04	63.8	96.94	152.32	58.2	88.63	9.4
New England	7	3,924	172.19	69.6	119.83	165.77	65.2	108.10	10.8
Mountain	7	2,889	149.32	63.2	94.30	157.85	59.4	93.69	0.7
International	7	2,473	157.91	65.7	103.80	143.29	61.6	88.21	17.7

All Regions	108	59,125	171.43	70.2	120.26	171.25	66.4	113.66	5.8

Comparable Hotels by Property Type (a)

	As of December 31, 2010		Quarter ended December 31, 2010			Quarter ended December 31, 2009
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	52	33,123	$201.30	70.6%	$142.02	$193.81	68.8%	$133.41	6.5%
Suburban	29	10,964	139.59	64.2	89.55	135.45	61.1	82.74	8.2
Resort/ Conference	13	8,082	192.98	58.8	113.38	199.44	55.7	110.99	2.2
Airport	14	6,956	118.83	71.1	84.53	113.27	69.5	78.67	7.4

All Types	108	59,125	179.56	67.8	121.78	174.63	65.7	114.68	6.2

	As of December 31, 2010		Year ended December 31, 2010			Year ended December 31, 2009
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	52	33,123	$185.53	72.5%	$134.50	$182.59	69.0%	$125.90	6.8%
Suburban	29	10,964	138.29	65.6	90.73	139.71	61.1	85.32	6.3
Resort/ Conference	13	8,082	204.83	65.3	133.76	215.19	61.1	131.57	1.7
Airport	14	6,956	115.98	71.8	83.30	115.61	68.5	79.18	5.2

All Types	108	59,125	171.43	70.2	120.26	171.25	66.4	113.66	5.8

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Number of hotels	108	108	108	108
Number of rooms	59,125	59,125	59,125	59,125
Percent change in comparable hotel RevPAR	6.2%	—	5.8%	—
Operating profit margin under GAAP (b)	6.1%	2.5%	5.0%	3.6%
Comparable hotel adjusted operating profit margin (b)	22.3%	21.2%	21.3%	21.1%

Comparable hotel revenues
Room	$835	$786	$2,591	$2,448
Food and beverage	433	413	1,285	1,230
Other (c)	85	86	273	304

Comparable hotel revenues (d)	1,353	1,285	4,149	3,982

Comparable hotel expenses
Room	228	216	717	674
Food and beverage	318	308	957	929
Other	49	48	156	155
Management fees, ground rent and other costs	456	440	1,437	1,386

Comparable hotel expenses (e)	1,051	1,012	3,267	3,144

Comparable hotel adjusted operating profit	302	273	882	838
Non-comparable hotel results, net (f)	23	8	52	41
Income (loss) from hotels leased from HPT and office buildings, net (g)	(11)	1	(11)	1
Depreciation and amortization	(183)	(185)	(592)	(615)
Corporate and other expenses	(40)	(64)	(108)	(116)

Operating profit	$91	$33	$223	$149

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit (loss) by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	Other revenues for 2009 include incremental cancellation and attrition fees of $4 million and $37 million for the fourth quarter and full year, respectively, as compared to 2010. The incremental attrition and cancellation fees adversely affected 2010 comparable hotel adjusted operating profit margins by 20 basis points and 65 basis points for the quarter and full year, respectively, when compared to 2009.
(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Revenues per the consolidated statements of operations	$1,494	$1,326	$4,437	$4,144
Non-comparable hotel revenues	(81)	(32)	(162)	(113)
Business interruption issuance proceeds for comparable hotels	3	—	3	—
Hotel revenues for the property for which we record rental income, net	13	12	48	42
Income for hotels leased from HPT and office buildings	(76)	(26)	(172)	(84)
Adjustment for hotel revenues for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	5	(5)	(7)

Comparable hotel revenues	$1,353	$1,285	$4,149	$3,982

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Operating costs and expenses per the consolidated statements of operations	$1,403	$1,293	$4,214	$3,995
Non-comparable hotel expenses	(58)	(23)	(110)	(75)
Hotel expenses for the property for which we record rental income	13	12	48	42
Expense for hotels leased from HPT and office buildings	(87)	(25)	(183)	(83)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	4	(5)	(4)
Depreciation and amortization	(183)	(185)	(592)	(615)
Corporate and other expenses	(40)	(64)	(108)	(116)
Gain on insurance settlement	3	—	3	—

Comparable hotel expenses	$1,051	$1,012	$3,267	$3,144

(f)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(g)	Represents income less expense for hotels leased from HPT and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

			December 31, 2010	December 31, 2009
Equity
Common shares outstanding			675.6	646.3
Common shares outstanding assuming conversion of minority partner OP Units (a)			686.3	658.2
Preferred OP Units outstanding			.02	.02
Class E Preferred shares outstanding (b)			—	4.0
Security pricing
Common (c)			$17.87	$11.67
Class E Preferred (b)(c)			$—	$25.23
3 1/4% Exchangeable Senior Debentures (d)			$1,179.4	$1,002.8
2 5/8% Exchangeable Senior Debentures (d)			$991.9	$942.1
2 1/2% Exchangeable Senior Debentures (d)			$1,416.6	$1,062.8

Dividends declared per share for calendar year
Common (e)(f)			$.04	$.25
Class E Preferred (b)			$.95	$2.22

Debt

Senior notes	Rate	Maturity date
Series K	7 1/8%	11/2013	$250	$725
Series M	7%	8/2012	—	344
Series O	6 3/8%	3/2015	650	650
Series Q	6 3/4%	6/2016	800	800
Series S	6 7/8%	11/2014	498	498
Series T	9%	5/2017	388	387
Series U (g)	6%	11/2020	500	—
Exchangeable senior debentures	3 1/4%	4/2024	325	323
Exchangeable senior debentures (h)	2 5/8%	4/2027	502	484
Exchangeable senior debentures (h)	2 1/2%	10/2029	329	316
Senior notes	10%	5/2012	7	7
Credit facility (i)	1.5%	9/2011	58	—

			4,307	4,534

Mortgage debt and other
Mortgage debt (non-recourse) (j)	1.9-8.5%	3/2011-12/2023	1,025	1,217
Other (k)	7.0-7.8%	10/2014-12/2017	145	86

Total debt (l)(m)			$5,477	$5,837

Percentage of fixed rate debt			90%	88%
Weighted average interest rate			6.2%	6.6%
Weighted average debt maturity			4.4 years	4.4 years

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Hotel Operating Statistics for All Properties (n)
Average daily rate	$183.46	$174.31	$173.17	$170.93
Average occupancy	68.0%	65.2%	70.1%	65.9%
RevPAR	$124.80	$113.61	$121.46	$112.57

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, 1.021494 common shares of Host. At December 31, 2010 and December 31, 2009, there were 10.5 million and 11.7 million common OP Units, respectively, held by minority partners that were redeemable into 10.7 million and 11.9 million shares, respectively, of Host common stock.
(b)	On June 18, 2010, the Company redeemed its 8 7/8% Class E cumulative redeemable preferred stock at a redemption price of $25.00 per share, plus accrued dividends.
(c)	Share prices are the closing price as reported by the New York Stock Exchange.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(d)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(e)	On December 18, 2009, Host paid approximately 90% of the 2009 special dividend with Host common stock, or 13.4 million common shares, with the remaining 10% paid with cash of approximately $15.6 million.
(f)	On December 17, 2010, the Company declared a fourth quarter common cash dividend of $0.01 per share.
(g)	The 6% Series U senior notes issued on October 25, 2010 were exchanged for 6% Series V senior notes in February 2011. The terms were substantially identical, except the new series of notes were issued in a registered offering under the Securities Act of 1933 and are, therefore, freely transferable by the holders.
(h)

The principal balance outstanding of the 2 5/8% Exchangeable Senior Debentures due 2027 (the “2007 Debentures”) and the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $526 million and $400 million, respectively. The discounts related to these exchangeable debentures are amortized through the first date at which the holders can require Host to repurchase the exchangeable debentures for cash (April 2012 for the 2007 Debentures and October 2015 for the 2009 Debentures).

(i)	We have $542 million of available capacity under the revolver portion of the credit facility.
(j)	Mortgage debt is secured by real estate assets with an undepreciated book value of $1.6 billion and $2.1 billion and an average interest rate of 4.7% and 5.1% at December 31, 2010 and December 31, 2009, respectively, maturing through December 2023. The assets securing mortgage debt represents the book value of real estate assets. These amounts do not represent the current fair value of the assets.
(k)	In conjunction with the acquisition of the leasehold interest in the Le Méridien Piccadilly, we recorded a capital lease liability of $58 million (£38 million).
(l)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2010, our non-controlling partners’ share of consolidated debt is $68 million and our share of debt in unconsolidated investments is $303 million.
(m)	Total debt as of December 31, 2010 and December 31, 2009 includes net discounts of $95 million and $142 million, respectively.
(n)	The operating statistics reflect all consolidated properties as of December 31, 2010 and December 31, 2009, respectively. The operating statistics include the results of operations through their date of disposition for two properties disposed of in 2010 and six properties disposed of in 2009.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Net loss	$(6)	$(72)	$(132)	$(258)
Interest expense	116	115	384	379
Depreciation and amortization	183	185	592	595
Income taxes	(10)	(10)	(31)	(39)
Discontinued operations (a)	—	2	(1)	10

EBITDA	283	220	812	687
(Gains) losses on dispositions	1	—	2	(35)
Non-cash impairment charges	—	—	—	131
Amortization of deferred gains	—	(1)	—	(4)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(5)	(5)	1	(3)
Pro rata EBITDA of equity investments	11	17	23	33
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(4)	(2)	(14)	(11)

Adjusted EBITDA(b)	$286	$229	$824	$798

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Net loss	$(6)	$(72)	$(132)	$(258)
Less: Net loss attributable to non-controlling interests	—	1	2	6
Dividends on preferred stock	—	(2)	(4)	(9)
Issuance costs of redeemed preferred stock	—	—	(4)	—

Net loss available to common stockholders	(6)	(73)	(138)	(261)
Adjustments:
(Gains) losses on dispositions, net of taxes	1	—	2	(31)
Amortization of deferred gains and other property transactions, net of taxes	—	(1)	—	(4)
Depreciation and amortization (c)	182	188	591	604
Partnership adjustments	3	1	4	4
FFO of non-controlling interests of Host LP	(3)	(2)	(7)	(7)

Funds From Operations	177	113	452	305
Adjustments for dilutive securities (d):
Assuming conversion of 2004 Exchangeable Senior Debentures	3	—	13	—
Assuming conversion of 2009 Exchangeable Senior Debentures	7	—	—	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (e)	—	—	—	(2)

Diluted FFO (d)(f)	$187	$113	$465	$303

Diluted weighted average shares outstanding-EPS	666.1	626.5	656.1	587.2
Assuming issuance of common shares granted under the Comprehensive Stock Plan	3.0	2.4	2.9	1.8
Assuming conversion of 2004 Exchangeable Senior Debentures	21.2	—	21.2	—
Assuming conversion of 2009 Exchangeable Senior Debentures	28.4	—	—	—

Diluted weighted average shares outstanding-FFO (d)(f)	718.7	628.9	680.2	589.0

FFO per diluted share (d)(f)	$.26	$.18	$.68	$.51

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	Costs associated with successful acquisitions, which are now required to be expensed, decreased Adjusted EBITDA by $6 million and $10 million for the fourth quarter and full year 2010, respectively. For 2009, litigation costs decreased Adjusted EBITDA by $41 million for both the fourth quarter and full year.
(c)	In accordance with the guidance on FFO per diluted share provided by the National Association of Real Estate Investment Trusts (NAREIT), we do not adjust net income for the non-cash impairment charges when determining our FFO per diluted share.
(d)	Earnings/loss per diluted share and FFO per diluted share in accordance with NAREIT are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(e)	During 2009, we repurchased $75 million of the 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive FFO related to the 2004 Debentures repurchased during the year include the $3 million gain on repurchase, net of interest expense on the repurchased exchangeable debentures.
(f)	FFO per diluted share and earnings per diluted share were significantly affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended December 31, 2010		Quarter ended December 31, 2009
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Loss on dispositions, net of taxes	$(1)	$—	$—	$—
Gain (loss) on debt extinguishments (1)	(8)	(8)	1	1
Acquisition costs (2)	(6)	(6)	—	—
Potential loss on litigation	—	—	(41)	(41)
Loss attributable to non-controlling interest	—	—	1	1

Total	$(15)	$(14)	$(39)	$(39)

Diluted shares	666.1	718.7	626.5	628.9
Per diluted share	$(.02)	$(.02)	$(.07)	$(.06)

	Year ended December 31, 2010		Year ended December 31, 2009
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain (loss) on dispositions, net of taxes	$(2)	$—	$31	$—
Non-cash impairment charges (3)	—	—	(131)	(131)
Gain (loss) on debt extinguishments (1)	(22)	(22)	7	7
Preferred stock redemption (4)	(4)	(4)	—	—
Acquisition costs (2)	(10)	(10)	—	—
Potential loss on litigation (5)	(4)	(4)	(41)	(41)
Loss attributable to non-controlling interests (6)	1	1	3	3

Total	$(41)	$(39)	$(131)	$(162)

Diluted shares	656.1	680.2	587.2	589.7
Per diluted share	$(.06)	$(.06)	$(.23)	$(.28)

(1)	For 2010, these costs include those associated with the redemption of the Series M and Series K Senior Notes. For 2009, the costs include gain/losses associated with the repayment of exchangeable debentures and the credit facility term loan. Additionally, as prescribed by the sharing agreement with the successor borrower in connection with the 2007 defeasance of a $514 million collateralized mortgage-backed security, we received $7 million for year ended 2009 and recorded the gain as a reduction of interest expense.
(2)	Represents costs incurred related to acquisitions and investments during 2010. Previously, these costs would have been capitalized as part of the acquisition; however, under accounting requirements effective January 1, 2009, these costs are expensed and deducted from net income and FFO.
(3)	During 2009, we recorded non-cash impairment charges totaling $131 million in accordance with GAAP based on the difference between the fair value and the carrying amount of certain properties.
(4)	Represents the original issuance costs of the Class E preferred stock, which were redeemed on June 18, 2010.
(5)	Includes the accrual in the first quarter of 2010 for an additional potential loss related to the 2009 litigation.
(6)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2011 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2011
	Low-end of range	High-end of range
Net income	$19	$54
Interest expense	357	357
Depreciation and amortization	609	609
Income taxes	1	1

EBITDA	986	1,021
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(4)
Pro rata Adjusted EBITDA of equity investments	31	31
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(17)	(17)
Acquisition costs	4	4

Adjusted EBITDA	$1,000	$1,035

	Full Year 2011 Forecast
	Low end of Range	High end of Range
Net income	$19	$54
Less: Net loss attributable to non-controlling interests	(3)	(3)

Net income available to common stockholders	16	51
Adjustments:
Depreciation and amortization	607	607
Partnership adjustments	8	9
FFO of non-controlling interests of Host LP	(9)	(10)

FFO	622	657
Adjustment for dilutive securities:
Assuming conversion of exchangeable senior debentures	30	30

Diluted FFO	$652	$687

Weighted average diluted shares (EPS)	706.8	706.8
Weighted average diluted shares (FFO) (b)	749.7	749.7
Earnings per diluted share	$.02	$.07
FFO per diluted share	$.87	$.92

(a)	The 2011 forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 6% to 8% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points to 140 basis points for the low and high ends of the forecasted range, respectively.

•	The above results reflect our expected acquisitions of the New York Helmsley Hotel, the Manchester Grand Hyatt San Diego and the New Zealand portfolio early in 2011.

•	We expect to spend approximately $290 million to $310 million on ROI/repositioning capital expenditures.

•	Costs associated with debt extinguishments and acquisition costs will decrease earnings and FFO per share by $.01.

•	Interest expense includes approximately $41 million related to non-cash interest expense for exchangeable debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $260 million to $280 million on renewal and replacement expenditures in 2011.

•

Effective January 1, 2009, the accounting treatment under GAAP for costs associated with completed property acquisitions changed and these costs are now expensed in the year incurred as opposed to capitalized as part of the acquisition. Beginning with our 2011 forecasts, we will exclude the effect of these costs from Adjusted EBITDA because we believe that including them is not reflective of the ongoing performance of our properties. This is consistent with the EBITDA calculation under the prior GAAP accounting treatment which expensed these costs over time as part of depreciation expense, which is excluded from EBITDA.

For a discussion of additional items that may affect forecasted results see Notes to the Financial Information.

(b)	The 2011 forecast FFO per diluted share for both the low and high ends include 49.6 million shares related to the 2004 and 2009 Debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

For Full Year 2011 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2011
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	7.2%	7.8%
Comparable hotel adjusted operating profit margin (c)	22.4%	22.8%

Comparable hotel revenues
Room	$2,712	$2,763
Other	1,583	1,614

Comparable hotel revenues (d)	4,295	4,377

Comparable hotel expenses
Rooms and other departmental costs	1,854	1,892
Management fees, ground rent and other costs	1,480	1,488

Comparable hotel expenses (e)	3,334	3,380

Comparable hotel adjusted operating profit	961	997
Non-comparable hotel results, net	117	117
Hotels leased from HPT and office buildings, net	(11)	(11)
Depreciation and amortization	(609)	(609)
Corporate and other expenses	(101)	(101)

Operating profit	$357	$393

(a)	Forecasted comparable hotel results include 105 hotels that we have assumed will be classified as comparable as of December 31, 2011. No assurances can be made as to the hotels that will be in the comparable hotel set for 2011. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share For Full Year 2011 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel revenues per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel revenues is as follows (in millions):

	Full Year 2011
	Low-end of range	High-end of range
Revenues	$4,930	$5,017
Non-comparable hotel revenues	(471)	(476)
Revenues for hotels leased from HPT and office buildings	(216)	(216)
Hotel revenues for the property for which we record rental income, net	52	52

Comparable hotel revenues	$4,295	$4,377

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2011
	Low-end of range	High-end of range
Operating costs and expenses	$4,573	$4,624
Non-comparable hotel and other expenses	(354)	(359)
Expenses for hotels leased from HPT and office buildings	(227)	(227)
Hotel expenses for the property for which we record rental income	52	52
Depreciation and amortization	(609)	(609)
Corporate and other expenses	(101)	(101)

Comparable hotel expenses	$3,334	$3,380

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: the level of RevPAR and margin growth may change significantly and the continued economic uncertainty and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and, accordingly, our ability to predict operating results; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the number of shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (Marriott), the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2010 ended on September 10, and the third quarter of 2009 ended on September 11, though both quarters reflect twelve weeks of operations. In contrast, the fourth quarter results for 2010 reflect 112 days of operations, while our fourth quarter results for 2009 reflect 111 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 42% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the fourth quarter of 2010 reflect 16 weeks of operations for the period from September 11, 2010 to December 31, 2010 for our Marriott-managed hotels and results from September 1, 2010 to December 31, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the fourth quarter of 2009 reflect 16 weeks of operations for the period from September 12, 2009 to January 1, 2010 for our Marriott-managed hotels and results from September 1, 2009 to December 31, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2010 reflect 52 weeks for the period from January 2, 2010 to December 31, 2010 for our Marriott-managed hotels and results from January 1, 2010 to December 31, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2009 reflect 52 weeks for the period from January 3, 2009 to January 1, 2010 for our Marriott-managed hotels and results from January 1, 2009 to December 31, 2009 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations for the entirety of the reporting periods being compared and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects during the reporting periods being compared. Of the 113 hotels that we owned on December 31, 2010, 108 have been classified as comparable hotels. The operating results of the following hotels that we owned or leased as of December 31, 2010 are excluded from comparable hotel results for these periods:

•	Le Meridien Piccadilly (acquired leasehold interest in July 2010);

•	Westin Chicago River North (acquired in August 2010);

•	W New York, Union Square (acquired in September 2010);

•	JW Marriott, Rio de Janeiro (acquired in September 2010);

•	San Diego Marriott Hotel & Marina (business interruption due to significant renovations); and

•	53 Courtyard by Marriott properties leased from HPT (sublease was terminated in July 2010).

The operating results of the eight hotels we disposed of during 2010 and 2009 are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO and FFO per Diluted Share

We present FFO and FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

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Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

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Acquisition Costs – Effective January 1, 2009, the accounting treatment under GAAP for costs associated with completed property acquisitions changed and these costs are now expensed in the year incurred as opposed to capitalized as part of the acquisition. Beginning with our 2011 forecasts, we will exclude the effect of these costs from Adjusted EBITDA because we believe that including them is not reflective of the ongoing performance of our properties. This is consistent with the EBITDA calculation under the prior GAAP accounting treatment which expensed these costs over time as part of depreciation expense, which is excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.